As filed with the Securities and Exchange Commission on February 26, 2001
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                PMC-SIERRA, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                        94-2925073
---------------------------                 ------------------------------------
  (State of Incorporation)                   (I.R.S. EmployerIdentification No.)


                       900 East Hamilton Avenue, Suite 250
                           Campbell, California 95008
                    (Address of principal executive offices)
                           --------------------------

                            1994 Incentive Stock Plan
                        1991 Employee Stock Purchase Plan
                            (Full title of the plans)
                           --------------------------

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (800) 677-3394
            (Name, address and telephone number of agent for service)
                           --------------------------

                                    Copy to:
                                   Neil Wolff
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed        Proposed
      Title of                      Maximum         Maximum           Amount
     Securities         Amount      Offering       Aggregate            of
       to be            to be      Price Per        Offering       Registration
     Registered       Registered     Share           Price             Fee
--------------------------------------------------------------------------------
   Common Stock,      8,111,005    $46.25(3)   $375,133,981.25(3)   $99,035.37
 $0.001 par value (1)
--------------------------------------------------------------------------------
   Common Stock,
 $0.001 par value (2) 1,622,201    $46.25(3)   $75,026,796.25(3)    $19,807.07
--------------------------------------------------------------------------------


  (1)   Shares to be registered under the 1994 Incentive Stock Plan
        ("1994 Plan").

  (2) Shares to be registered under the 1991 Employee Stock Purchase Plan ("1991 Plan").

  (3) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of Common Stock on February 21, 2001, as reported on the Nasdaq National Market.
================================================================================




                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

           The following documents and information are incorporated by reference as filed with the Securities and Exchange Commission:

           (a) PMC-Sierra, Inc.'s ("PMC's") Form 10-K Annual Report for the fiscal year ended December 26, 1999, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed with the Securities and Exchange Commission (the "Commission"). (File No. 000-19084)

           (b) PMC's Form 10-Q Quarterly Reports for the quarters ended March 26, 2000, June 25, 2000 and September 24, 2000, filed pursuant to Section 13 of the Exchange Act. (File No. 000-19804).

           (c) PMC's Form 8-Ks filed pursuant to Section 13 of the Exchange Act dated September 29, 2000, October 3, 2000, October 13, 2000, November 30, 2000 and December 1, 2000. (File No. 000-19804).

           (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

           (e) The description of the Company's Common Stock to be offered hereby is contained in the Company's Quarterly Report Form 10-Q for the fiscal quarter ended June 25, 2000 filed with the Commission pursuant to Section 13 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by PMC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

           Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of PMC to indemnify any such person.

           PMC's Certificate of Incorporation eliminates in certain circumstances the liability of directors of PMC for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to PMC or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

           PMC's Certificate of Incorporation also provides generally for indemnification of all directors and officers of PMC to the fullest extent permitted by the General Corporation Law of the State of Delaware. Such right to indemnification shall be deemed to be a contract right and includes generally the right to be paid by PMC the expenses incurred in defending any proceeding covered by this provision in advance of its final disposition. Individuals who are entitled to indemnification may bring suit to seek recovery of amounts due under the foregoing provisions and to recover the expenses of such suit if successful.

           PMC has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require PMC, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

           PMC believes that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Security Act and are therefore unenforceable.

           PMC currently maintains an officers' and directors' liability insurance policy which covers, subject to the exclusions and limitations of the policy, officers and directors of PMC against certain liabilities which may be incurred by them solely in such capacities.

Item 9.    Undertakings.
           ------------

           (a)    PMC hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) PMC hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of PMC's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PMC pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of PMC, Indemnification Agreements entered into between PMC and its officers and directors, or otherwise, PMC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PMC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, PMC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, PMC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, California, on this 23rd day of February, 2001.

                        PMC-SIERRA, INC.

                        By:  /s/ John W. Sullivan
                           -----------------------------------------------------
                             John W. Sullivan, VP Finance
                             (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Robert
L. Bailey and John W. Sullivan his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                         Date
       ---------                       -----                         ----

/s/ Robert L. Bailey         President, Chief Executive        February 23, 2001
---------------------------  Officer and Chairman of the
                             Board of Directors
                             (principal executive officer)



/s/ John W. Sullivan         Vice President of Finance and     February 23, 2001
---------------------------  Chief Financial Officer
                             (principal financial and
                              accounting officer)

/s/ James V. Diller          Vice Chairman of the Board        February 23, 2001
---------------------------  of Directors


/s/ Alexandre Balkanski      Director                          February 23, 2001
---------------------------


/s/ Frank J. Marshall        Director                          February 23, 2001
---------------------------


/s/ Colin Beaumont           Director                          February 23, 2001
---------------------------







                                  EXHIBIT INDEX


Exhibit
Number                                Exhibit
--------  ----------------------------------------------------------------------
    5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

   23.1 Consent of Deloitte & Touche LLP, Vancouver, British Columbia, Canada, Independent Auditors

   23.2   Consent of Deloitte & Touche LLP, San Jose, California,
          Independent Auditors

   23.3   Consent of Counsel (Contained in Exhibit 5.1 above)

   24.1   Power of Attorney (see page II-4)






                                                                     Exhibit 5.1
                                                                     -----------

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                February 23, 2001

PMC-Sierra, Inc.
105-8555 Baxter Place
Burnaby, British Columbia V5A 4V7
Canada

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by PMC-Sierra, Inc. ("PMC") with the Securities and Exchange Commission on or about February 26, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 8,111,005 shares of PMC Common Stock to be issued pursuant to the 1994 Incentive Stock Plan ("1994 Plan") and 1,622,201 shares of PMC Common Stock to be issued pursuant to the 1991 Employee Stock Purchase Plan ("ESPP") (collectively, the "Shares"). As PMC's counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by PMC in connection with the issuance and sale of the Shares pursuant to the 1994 Plan and the ESPP.

         It is our opinion that, when shares of PMC are issued and sold (i) pursuant to options granted in the manner described in the 1994 Plan and pursuant to the agreements which accompany each grant under the 1994 Plan, or
(ii) pursuant to the ESPP, the Shares will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                Very truly yours,

                                /s/ WILSON SONSINI GOODRICH & ROSATI

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation







                                                                    Exhibit 23.1
                                                                    ------------

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in this Registration Statement of PMC-Sierra, Inc. on Form S-8 of our report dated January 17, 2000 (July 11, 2000 as to Notes 2 and 4), with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc. appearing in the Amended Current Report on Form 8-K/A of PMC-Sierra, Inc. dated November 29, 2000, and of our report dated July 19, 2000 on the financial statements of Datum Telegraphic Inc. for the year ended August 31, 1999 appearing in the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated September 28, 2000.



/s/ DELOITTE & TOUCHE LLP


Vancouver, British Columbia
February 26, 2001



                                                                    Exhibit 23.2
                                                                    ------------

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in this Registration Statement of PMC-Sierra, Inc. on Form S-8 of our report dated March 10, 2000 (June 13, 2000 as to the second paragraph of Note 9) on the financial statements of Malleable Technologies, Inc. appearing in the Current Report on Form 8-K/A1 of PMC-Sierra, Inc. dated August 4, 2000.



/s/ DELOITTE & TOUCHE LLP


San Jose, California
February 26, 2001